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                                                                EXHIBIT-10.33


                                COMMERCIAL LEASE


1.)  PARTIES

     SIXTH ROAD REALTY TRUST, 11 Sixth Road, Woburn, Massachusetts, LESSOR, which expression shall include its heirs, successors, and assigns where the context so admits, does hereby lease to ROCAP, INC., a Massachusetts corporation, 6 Constitution Way, Woburn, MA 01801, LESSEE, which expression shall include its successors, executors, administrators, and assigns where the context so admits.


2.)  PREMISES

     The LESSEE hereby leases the following described premises:
     Approximately 3,160 square feet of space located in a multi-tenant building owned by the Lessor and located at 11 Sixth Road, Woburn, Massachusetts, together with the right to use in common, with others entitled thereto, the driveways and parking areas, the hallways, stairways, and elevators, necessary for access to said leased premises, and lavatories nearest thereto.

3.)  TERM

     The term of this lease shall be for three (3) years and six (6) months commencing on February 1, 1997 and ending on July 31, 2000.


4.)  RENT

     The LESSEE shall pay to the LESSOR rent as follows:


     a.) For the period commencing February 1, 1997 and ending January 31, 1998 the LESSEE shall pay to the LESSOR rent at the annual rate of $26,970.00 payable monthly in advance in twelve equal monthly installments of $2,172.50.

     b.) For the period commencing February 1, 1998 and ending January 31, 1999 the LESSEE shall pay to the LESSOR rent at the annual rate of $26,860.00 payable monthly in advance in eleven equal monthly installments of $2,238.33 and one monthly installment of $2,238.37

     c.) For the period of February 1, 1999 and ending July 31, 2000 the LESSEE shall pay to the LESSOR rent at the annual rate of $27,650.00 payable monthly in advance in twenty two equal monthly installments of $2,304.16.


     If LESSOR elects to accept rent after 10 days of the applicable due date, LESSEE shall pay LESSOR a late charge equal to three(3%) percent of the over due amount.



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5.)  SECURITY DEPOSIT

     The LESSEE shall pay to the LESSOR the amount of $4,345.00 which shall be held as security for the payment of all rent, and for the faithful performance by the LESSEE of all other covenants and agreements; provided that the LESSEE shall have no right to require LESSOR to indemnify itself from the Deposit for any particular violation or default of LESSEE, such use of the Deposit being with LESSOR'S sole discretion. If all or any part of the Deposit is applied to an obligation of LESSEE, LESSEE shall restore the Deposit to its full amount immediately upon request by LESSOR. On the effective date of any increase in the rent, LESSEE shall deposit additional funds with LESSOR sufficient to increase the Deposit to an amount which bears the same relationship to the current rent as the Deposit bore to the original rent.

     The Deposit, or any part not previously applied by the LESSOR, shall be returned to LESSEE only after the expiration of this Lease and LESSEE has fully vacated the premises in accordance with the terms of this Lease, notwithstanding that this Lease has been terminated by the LESSOR. It is the intention of the parties that the Deposit shall secure LESSOR not only as to default by LESSEE before such termination, but also from any deficiency of rent or post-termination occupancy charges payable to LESSOR by LESSEE.


6.)  RENT ADJUSTMENT

     The LESSEE shall pay to the LESSOR as additional rent its pro-rata share of any increase in real estate taxes levied against the land and building, or which the leased premises are a part, over those incurred or levied during the fiscal year ending 6-30-97. This increase shall be prorated should this lease terminate before the end of any calendar year. The LESSEE shall make payment within thirty (30) days of written notice from the LESSOR that such increased taxes, are payable by the LESSOR.

7.)  UTILITIES

     LESSOR shall provide and shall pay for structural insurance, structural maintenance, exterior maintenance (plowing and lawns), interior maintenance of plumbing, heating and air conditioning. LESSOR shall maintain the Premises mechanical system and services in proper working order and condition, and at least the same level and quality as the commencement date of the Lease.

8.)  USE OF LEASED PREMISES

     The LESSEE shall use the leased premises only for the purpose of office, warehouse, and distribution of goods and materials associated with LESSEE's business, so long as the same are lawful under any state or local authority having

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     jurisdiction over the same. LESSOR acknowledges that LESSEE'S proposed use is acceptable hereunder.

9.)  COMPLIANCE WITH LAWS

     The LESSEE acknowledges that no trade or occupation shall be conducted in the leased premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated.


10.) FIRE INSURANCE

     The LESSEE shall not permit any use of the leased premises which will make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by the LESSEE'S use of the premises.

11.) MAINTENANCE OF PREMISES

     The LESSEE agrees to maintain the leased premises in the same condition as they are at the commencement of the term or as they may be put in during the term of lease, reasonable wear and tear, damage by fire and other casualty only excepted, and whenever necessary, to replace plate glass and other glass therein acknowledging that the leased premises are now in good order and the glass whole. The LESSEE shall not permit the leased premises to be overloaded damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain LESSOR'S written consent before erecting any sign on the premises. The LESSEE shall keep the areas of the leased premises free and clear of all rubbish and debris. The LESSEE shall not permit the outside storage of any of its goods and effects and further agrees that no trailers shall be left on the premises for more than 72 hours. Nothing in this Paragraph shall reduce LESSOR'S obligation to maintain the premises and systems under Paragraph 7.

12.) ALTERATIONS-ADDITIONS

     The LESSEE shall not make structural alterations or additions to the leased premises, but may make non-structural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at LESSEE'S expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanical liens, or similar liens, to remain upon the leased premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection

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      with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released on board forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein, or the LESSOR may at its option require that the LESSEE restore the premises to the same condition as at the inception of this lease, normal wear and tear excepted.


13.)  ASSIGNMENT-SUBLEASING

      The LESSEE shall not assign or sublet the whole or any part of the leased premises without LESSOR'S prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease.


14.)  SUBORDINATION

      This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the native of a mortgage, now or at any time hereafter, a lien or liens on the property of which the leased premises are a part and the instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage.

15.)  QUIET ENJOYMENT

      The LESSOR agrees that if the LESSEE shall pay the rent as aforesaid and perform the covenants and agreements herein contained on its part to be paid and performed, the LESSEE shall peaceably hold and enjoy the said rented premises without hindrance or interruption by the LESSOR or by any other person or persons. Prior to the commencement date hereof, LESSOR shall deliver to LESSEE an agreement executed by all mortgages agreeing to be bound by this Lease. LESSOR shall be entitled to record in the public record notice of this Lease.

16.)  LESSOR'S ACCESS

      The LESSOR or agents of the LESSOR may, at reasonable times, enter to view the leased premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alteration as LESSOR should elect to do and may show the leased premises to others, and at any time with three (3) months before the expiration of the term, may affix to any suitable part of the leased premises a notice for letting or selling the leased premises or property of which the leased premises are a part and keep the same so affixed without hindrance of business activities. LESSOR also acknowledges that LESSEE may be required by law or regulation to restrict access to certain supplies, inventory and/or areas

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     LESSOR shall comply with said restrictions.

17.) INDEMNIFICATION AND LIABILITY

     The LESSEE shall save the LESSOR harmless from all loss and damage upon the premises so leased, or by any nuisance made or suffered on leased premises unless such loss is caused by the neglect of the LESSOR. The plowing of snow from the parking areas bordering upon the leased premises shall be LESSOR'S responsibility. LESSOR shall plow said snow at time and in a manner which allows normal business operations.

18.) LESSEE'S LIABILITY INSURANCE

     The LESSEE shall maintain with respect to the leased premises and the property, of which the leased premises are a part, comprehensive public liability insurance in the amount of $5000,000/1,000,000 with property damage insurance in limits of $1,000,000 in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten(10) days prior written notice to each assured named therein. The LESSOR shall be named either co-insured or additional insured.

19.) FIRE, CASUALTY-EMINENT DOMAIN

     Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain either the LESSEE or the LESSOR may elect to terminate this lease. In addition to said option, when such fire, casualty, or taking render the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:

     a.) The LESSOR fails to give written notice within thirty (30) days of intention to restore leased premises, or

     b.) The LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ninety(90) days of said fire, casualty, or taking.

     The LESSOR reserves, and the LESSEE grants the LESSOR, all rights which the LESSEE may have for damages or injury to the leased premises for any taking by eminent domain, except fro damage to the LESSEE'S fixtures, property or equipment.


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20.) DEFAULT AND BANKRUPTCY

     In the event that:

     a.) The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten
          (10) days after written notice thereof; or

     b.) The LESSEE shall default in the observance or performance of any other of the LESSEE'S covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or

     c.) The LESSEE shall be declared bankrupt or insolvent according to law, or if any assignment shall be made of LESSEE'S property for the benefit of creditors,

     then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the term of this lease ended, and remove the LESSEE'S effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. No termination or repossession provided for in this lease shall relieve the LESSEE of its liability and obligations under this Lease, all of which shall survive such termination or repossession. In the event of any such termination or repossession, the LESSEE shall pay the rent and any other such sums as hereinbefore provided up to the time of such termination. If LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE'S part to be observed or performed under or by virtue of any of the obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of six
     (6) per cent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent. LESSOR shall provide LESSEE reasonable notice and opportunity to remove any inventory, supplies or product access to which LESSEE is required by law or regulation to restrict.

21.) NOTICE

     Any notice from the LESSOR to the LESSEE relating to the leased premises or to to the occupancy thereof, shall be deemed duly served, if left at the leased premises addressed to the LESSEE, or if mailed to the leased premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE with copy of Cossingham Law Office, P.C., 800 Turnpike Street, Suite 206, Mont Andover, MA certified, return receipt requested, postage prepaid, addressed

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     to the LESSEE.  Any notice from the LESSEE to the LESSOR relating to the leased premises or to the occupance thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing. All rent and notices shall be paid and sent to the LESSOR, at 11 Sixth Road, Woburn, MA 01801.

22.) SURRENDER

     The LESSEE shall at the expiration or other termination of this lease remove all LESSEE'S goods and effects from the leased premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises). LESSEE shall deliver to the LESSOR the leased premises and all keys, locks thereto, and other fixtures connected therewith and all alterations an additions made to or upon the leased premises, in the same condition as they were at the commencement of the term, or as they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of the LESSEE'S failure to remove any of the LESSEE'S property from the premises, LESSORS is hereby authorized, without liability to LESSEE for loss or damage thereto, at the sole risk of LESSEE, to remove and store any of the property at the LESSEE'S expenses, or to retain same under LESSOR'S control or to sell at public or private sale, without notice any or all of the property not so removed and to apply net proceeds for such sales to the payment of any sum due hereunder, or to destroy such property.

23.) OTHER PROVISIONS

     a.) The LESSOR hereby grants to LESSEE an option to renew for an additional one (1) five year term upon the same terms and conditions as herein contained at fair market value, and in the event that they are unable to agree, the fair market value rent shall be arbitrated in accordance with the rules of the American Arbitration Association. Notice of exercise of the option shall be delivered or sent by LESSEE (or its representative) by registered mail or certified mail addressed to LESSOR not later 90 days prior to the expiration date of this Lease.

     b.) Except as otherwise hereinbefore provided, if LESSEE holds over or continues in possession of the premises after the expiration of this lease and without the execution of a new lease, the tenancy thus created shall be one from month to month. All covenants, obligations, conditions and agreements herein contained shall so far as applicable apply to all extensions of the terms hereof and to all holding over by the LESSEE as a tenant at will except that the rent to be paid for such holding over will be negotiated.

     c.) LESSEE agrees to strictly abide by all section of Massachusetts General Law

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     Chap 21E (Hazardous Waste Regulations), including but not limited to, the proper disposal and storage of hazardous waste materials, and LESSEE agrees to indemnify and hold LESSOR harmless from and against any costs or expenses under this chapter relating directly or indirectly to activities conducted by the LESSEE.

     d.) Neither the LESSOR nor the LESSEE have relied on any representation of the Broker regarding the financial stability or capability of either party. Both LESSOR and LESSEE agree to hold Broker harmless for any financial cost incurred by either party for any matter related to this lease.

     e.) Upon the execution of this lease the LESSEE shall pay to the LESSOR, the amount of $6,517.50, which represent rent for the month of February, 1997 ($2,172.50) and security deposit ($4,345.00).

     f.) It is further understood and agreed that the LESSOR will at its sole cost and expense remove from the demised premises one office and the kitchen area as shown and highlighted in blue on the attached plan (Exhibit A). In addition, LESSOR agrees that it will repaint any walls already painted in the warehouse as well as paint the warehouse floor. LESSOR shall replace carpet and ceiling tiles as needed and paint the offices. LESSOR shall repair railing on rear stairs.

     g.) Any and all broker fees due as a result of the execution and/or performance of this Lease shall be paid by LESSOR.



     IN WITNESS WHEREOF, the LESSOR and LESSEE have hereunto set their hands and common seals this _____ day of __________ 1997,





     LESSEE:                              LESSOR:




     ____________________                 _________________________
     ROCAP, INC.                          SIXTH ROAD REALTY TRUST




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                        Commonwealth of Massachusetts


Essex, ss                                                      January 21, 1997


        Then personally appeared the above-named Rocap, Inc., by Elliot Mandell President and Treasurer as aforesaid and acknowledged that he executed the foregoing as the free act and deed of said corporation, before me




                                    ____________________________

                                    Notary Public
                                    My commission expires:





                        Commonwealth of Massachusetts


Essex, ss                                                      October    1996

        Then personally appeared the above-named Sixth Road Realty Trust by ________ as Trustee as aforesaid and acknowledged that he executed the foregoing as the free act and deed of said Trust, before me.






                                    ___________________________

                                    Notary Public
                                    My commission expires:



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NOTICE OF LEASE

OWNER:      Sixth Road Realty Trust
            11 Sixth Road
            Woburn, MA   01810

TENANT:     Rocap, Inc.
            5 Constitution Way
            Woburn, MA   01810

PREMISES: Approximately 3,160 square feet of space located in a multi-tenant building owned by the Lessor and located at 11 Sixth Road, Woburn, MA together with the right in common with others entitled thereto, the driveways and parking areas, the hallways, stairways, and elevators, necessary for access to said leased premises, and lavatories nearest thereto.

TERM OF LEASE: Three (3) years and six (6) months commencing February, 1997 and ending on July 31, 2000.

OPTION TO RENEW: The tenant has the right to extend said term an one (1) additional term of five (5) years, in accordance with the term of the Lease.


LESSOR/ LANDLORD                                TENANT/ LESSEE
Sixth Road Realty Trust                         Rocap, Inc
by:                                             by:



_________________________                       _____________________
        Trustee                                 Elliot Mandell, Pres and Treas.


Declaration of Trust recorded
at Book _____ Page _____